Exhibit 99.1

AudioEye Business Update

AudioEye Announces Settlement of the Consolidated Securities Class Action Lawsuit

TUCSON, Ariz., Aug. 2, 2016 /PRNewswire/ -- AudioEye, Inc. (OTCQB: AEYE) ("AudioEye" or the "Company") surpassed $1M ($1,153,572 YTD) in unaudited cash contract sales bookings for year-to-date 2016. Complete with a new management team and a fully productized set of service offerings for all sectors, the Company expanded its footprint in the federal government space and achieved significant traction in mid-to-large corporate entities in several key target market verticals across the U.S., including, but not limited to: Education, Retail, Restaurant/Food & Beverage, Banking & Finance, and Healthcare. "We have created a service offering with credible pricing that provides digital accessibility and inclusion solutions for businesses and organizations looking to conform with ADA-related initiatives, policies and mandates," stated Chief Executive Officer, Todd Bankofier. "Equally significant and core to our corporate mission, we provide our customer's users with adaptive web enhancement tools that make the user experience personalized, universal, and much more inclusive for a much broader audience of people, including the ever-growing population of individuals with disabilities."

Settlement of Shareholder Litigation

AudioEye also announced today that it reached an agreement in principle to settle the consolidated securities class action lawsuit pending in the United States District Court for the District of Arizona, titled In re AudioEye, Inc. Sec. Litig. The consolidated case was brought against the Company and two former officers following the restatement of the Company's 2015 quarterly financial statements. The agreement was reached in connection with a voluntary mediation led by Bob Meyer, a mediator with JAMS in Los Angeles.

The settlement agreement is subject to definitive documentation, shareholder notice, and court approval. The terms of the agreement include a settlement payment to the class from the Company's insurer, with no admission of liability by any party.

"We are pleased to reach a settlement agreement on the securities class action and believe it is in the best interests of the Company and our shareholders," said Dr. Carr Bettis, Executive Chairman of AudioEye.

About AudioEye, Inc.

Incorporated in 2005, AudioEye provides enhanced web access and usability for its clients' customers through AudioEye's Ally™ platform. The Ally+ product allows AudioEye's clients to reach more customers, build more brand loyalty, retain more customers and secure more repeat business.

AudioEye's common stock trades on the OTCQB under the symbol "AEYE". The Company maintains offices in Tucson and Atlanta.

Forward-Looking Statements

Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe", "anticipate", "should", "intend", "plan", "will", "expects", "estimates", "projects", "positioned", "strategy", "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

AudioEye has provided in this release information related to bookings that has not been prepared in accordance with GAAP. AudioEye uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Our use of non-GAAP financial measures may not be consistent with the presentations by similar companies in our industry.

Bookings are comprised of the total value of new customer contracts closed during a specified period, including license, maintenance, services, term license and subscription renewals, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and our bookings growth projections are not meant as a substitute measure for revenue in accordance with GAAP. We believe our annual bookings growth projection is useful to investors as an additional means to reflect our annual business performance.

These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and we are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

For further information, please contact:

David Kovacs
Strategic Consultant
AudioEye, Inc.
(866) 331-5324